Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Great West Resources, Inc.
Walnut Creek, CA 94596

We have audited the accompanying statements of revenues and cost of sales of the Globalstar Contracts for the years ended September 30, 2014 and 2013.   These financial statements are the responsibility of Great West Resources, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and cost of sales of the Globalstar Contracts described in Note 1 for the years ended September 30, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements reflect the revenues and cost of sales of the Globalstar Contracts as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Globalstar Contracts.

/s/ RBSM LLP

RBSM LLP
New York, New York
December 16, 2014

GLOBALSTAR CONTRACTS

STATEMENTS OF REVENUE AND COST OF SALES

FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

	2014	2013
REVENUE	$343,734	$90,154

COST OF SALES	97,691	22,849

EXCESS OF REVENUE OVER COST OF SALES	$246,043	$67,305

 The accompanying notes are an integral part of these financial statements.

Notes to Statements of Revenue and Cost of Sales

NOTE 1 – PROPERTIES AND BASIS OF PRESENTATION

The accompanying statements represent the interests in the revenue and cost of sales of the satellite airtime and trackers acquired by Great West Resources, Inc. (the “Company”) from Global Telesat Corp. (“GTC”) on December 10, 2014 by the purchase of certain assets related to GTC’s contracts with Globalstar, Inc. and Globalstar LLC (the “Globalstar Contracts”) for a purchase price of $250,000 pursuant to an asset purchase agreement by and among the Company, its wholly owned subsidiary Orbital Satcom Corp. (“Orbital Sub”), GTC and GTC’s sole owner, World Surveillance Group (“World” and, together with the Company, Orbital Sub and GTC, the “Parties”).  Also on December 10, 2014, the Parties entered into a license agreement (the “License Agreement”) pursuant to which GTC granted to Orbital Sub a fully-paid and irrevocable non-exclusive license to use the appliques described in, purchased or procured pursuant to the Globalstar Contracts (the “Globalstar Appliques”).

The statements of revenue and cost of sales have been derived from the Company’s historical financial records and prepared on the accrual basis of accounting. Sales and cost of sales relate to the historical sales and costs of sales of Global Telesat Corp. under the Globalstar Contracts for the years ended September 30, 2014 and 2013, respectively. The revenues are recognized on the sales method when the product is sold or service rendered to a purchaser at a fixed or determinable price, when delivery has occurred or service has been provided and, and if collectability of the revenue is probable.

The statements of revenue and cost of sales are not indicative of the financial condition or results of operations of the Company going forward due to the omission of various operating expenses. Certain costs, such as depreciation and amortization, payroll, general and administrative expenses and interest expense were not allocated.

NOTE 2 – OMITTED FINANCIAL INFORMATION

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made. Accordingly, the statements of sales and cost of sales are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission's Regulation S-X.

NOTE 3 – RELATED PARTY TRANSCATIONS

During the years ended September 30, 2014 and 2013, $3,185 and $8,760, respectively, of the revenues received in connection with the Globalstar Contracts were received from GTCL. During the relevant times, Mr. Phipps was an officer of GTC and an officer and sole owner of GTCL.

During the years ended September 30, 2014 and 2013, $3,477 and $8,790 respectively, of the expenses incurred in connection with the Globalstar Contracts were incurred in connection with GTC’s transactions with GTCL.